Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 7 to Registration Statement (Investment Company Act File No. 811-09633) of Global Financial Services Master Trust on Form N-1A of our report dated November 17, 2005, appearing in the September 30, 2005 Annual Report of Merrill Lynch Global Financial Services Fund, Inc., which is incorporated by reference in part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

January 23, 2006